Exhibit 10.1

BALLOON PAYMENT PROMISSORY NOTE

$960,672.00	Date: November 15th, 2024

For value received, the undersigned Pigmental LLC (the "Borrower"), promises to pay to the order of Safe and Green Development Corporation (the "Lender"), at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (or at such other place as the Lender may designate in writing), the sum of $960,672.00 with interest accruing from November 15th, 2024 on the unpaid principal at the rate of ten percent (10%) per annum (the “Interest Rate”).

I. TERMS OF REPAYMENT

A. Payments

This Note shall have a term of 90 days from the Effective Date (the “Term”). At the end of the Term, the Borrower shall make a balloon payment of the outstanding Principal Amount and accrued interest. The Principal Amount shall bear interest at a rate of ten percent (10%) per annum.

THE BORROWER UNDERSTANDS THAT THE PAYMENT OF THE ABOVE PAYMENTS MAY NOT FULLY AMORTIZE THE PRINCIPAL BALANCE OF THE NOTE, AND THEREFORE, A BALLOON PAYMENT SHALL BE DUE ON THE DUE DATE.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment is not paid when due, the remaining unpaid principal balance and accrued interest shall become due immediately at the option of the Lender.

D. Extension Option

The Borrower will have the option to extend the Term for an additional 30 days, up to three times, at a fee of $10,000.00 per extension (the “Extension Fee”). The Borrower must exercise each option by providing written notice to the Lender at least 10 days prior to the end of the initial Term.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal and any accrued interest when due;

2)	the death of the Borrower or Lender;

3)	the filing of bankruptcy proceedings involving the Borrower as a Debtor;

4)	the application for the appointment of a receiver for the Borrower;

5)	the making of a general assignment for the benefit of the Borrower's creditors;

6)	the insolvency of the Borrower;

7)	a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

V. SEVERABILITY

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. SECURITY INTEREST

This Note is secured by (i) a personal guaranty provided by the Guarantor and (ii) a security interest in the real property located at 296 Point Peter Rd St Mary’s, GA, 31558 (the "Subject Property"). The Borrower hereby grants the Lender a security interest in the Subject Property as collateral for the full performance of all obligations under this Note. In the event of default under this Note, the Lender shall have the right to enforce the security interest in the Subject Property in accordance with applicable law, which may include foreclosure proceedings to satisfy the debt owed.

Notwithstanding the foregoing, the filing of the security interest in connection with this Note shall not occur until the Holley Loan on the Subject Property is cleared in accordance with the Borrower’s pre-existing contractual obligations with Holley.

VII. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

VIII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Georgia.

IX. GUARANTY

Pigmental LLC unconditionally guarantees all the obligations of the Borrower under this Note and agrees that any modifications of the terms of payment or extension of time of payment shall in no way impair its guarantee, and expressly agrees its guarantee of any modifications or extensions of this Note.

X. SIGNATURES

This Note shall be signed by Marina Martins, on behalf of Pigmental LLC and Nicolai A. Brune, on behalf of Safe and Green Development Corporation. This Note shall also be co-signed by Marina Martins, on behalf of herself.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Borrower:

PIGMENTAL LLC

By:	/s/ Marina Martins	Date: 11/15/2024
Marina Martins

Lender:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai A. Brune	Date: 11/15/2024
Nicolai A. Brune

Co-Signer:

AN INDIVIDUAL

By:	/s/ Marina Martins
	Marina Martins	Date: 11/15/2024

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